UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  May 25, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Biotech HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15044 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 17, 2011, the acquisition of Celera Corporation by Quest Diagnostics Incorporated became effective.  As a result, Celera Corporation will no longer be an underlying constituent of the Biotech HOLDRS Trust.  Quest Diagnostics Incorporated will not be added as an underlying constituent of the Biotech HOLDRS Trust.  In connection with the acquisition, Celera Corporation shareholders will receive $8.00 in cash for each share of Celera Corporation. The Bank of New York Mellon will receive $32.00 for the 4 shares of Celera Corporation per 100 share round-lot of Biotech HOLDRS.  The Bank of New York Mellon will distribute cash at a rate of $0.32 per depositary share of Biotech HOLDRS. The record date for the distribution is May 31, 2011 and the payable date is to be determined.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Biotech HOLDRS Trust Prospectus Supplement dated May 25, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: May 25, 2011	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Biotech HOLDRS Trust Prospectus Supplement dated May 25, 2011 to Prospectus dated March 15, 2011.